                                                                    EXHIBIT 99.1


                                                                    NEWS RELEASE


(BANCORPSOUTH LOGO)


CONTACT:
L. Nash Allen, Jr.                                 Gary C. Bonds
Treasurer and Chief Financial                      Senior Vice President and
  Officer                                            Controller
662/680-2330                                       662/680-2332



        BANCORPSOUTH, INC. ANNOUNCES EARNINGS PER DILUTED SHARE OF $0.32
                         FOR THE FOURTH QUARTER OF 2004

TUPELO, Miss., January 25, 2005 /PRNewswire-FirstCall via COMTEX/ -- BancorpSouth, Inc. (NYSE: BXS) today announced financial results for the fourth quarter and year ended December 31, 2004.

         Highlights of the fourth quarter included:

      o The first sequential-quarter improvement in net interest margin in the last five quarters.

      o The third consecutive comparable-quarter increase in loans net of unearned discount.

      o A significant reduction in the provision for credit losses due to improved credit quality.

      o An increase in the quarterly cash dividend from $0.18 to $0.19 per share.

      o The completion of the acquisitions of Premier Bancorp, Inc., the holding company for Premier Bank of Brentwood, Tennessee, and Business Holding Corporation, the holding company for The Business Bank of Baton Rouge, Louisiana, enhancing BancorpSouth's presence in two of the South's most dynamic markets.

Net income for the fourth quarter of 2004 was $24.6 million, or $0.32 per basic and diluted share. Included in the results for the fourth quarter of 2004 is a net negative impact of $0.01 per diluted share from a $305,000 reversal of a previously recorded charge for impairment of the Company's mortgage servicing asset and $1.5 million in net securities losses. Net income for the fourth quarter of 2003 was $28.9 million, or $0.37 per basic and diluted share. Included in the results for the fourth quarter of 2003 is a positive impact of $0.03 per diluted share from a $3.8 million reversal of previously recorded impairment charges against the Company's mortgage servicing asset and $40,000 in net securities gains.

Net income for 2004 was $110.6 million, or $1.44 and $1.43 per basic and diluted share, respectively. Included in the results for 2004 is a net positive impact of $0.04 per diluted share from a $5.1 million reversal of previously recorded impairment charges against the Company's mortgage servicing asset and $661,000 in net securities losses. Net income for 2003 was

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


$131.1 million, or $1.69 and $1.68 per basic and diluted share, respectively. Included in the results for 2003 is a positive impact of $0.15 per diluted share from a $5.7 million reversal of previously recorded impairment charges against the Company's mortgage servicing asset and $13.8 million in net securities gains.

Aubrey Patterson, Chairman and Chief Executive Officer of BancorpSouth, commented, "BancorpSouth's financial performance for the fourth quarter and full year of 2004 reflected the challenges we faced during the year resulting from rising short-term interest rates, both in terms of managing our asset/liability mix and the expected significant reduction in mortgage originations. However, we were solidly profitable for the quarter and the year, and we completed 2004 encouraged by a number of emerging trends.

"For instance, although we remain liability-sensitive to rising interest rates over the short-term, the sequential-quarter increase in net interest margin is a positive step toward reversing a steady decline in the net interest margin over nearly three years. In addition, an improving economic environment has driven double-digit loan growth in a number of our markets, such as South Mississippi, Little Rock, Nashville, Shreveport and Jackson, Tennessee, and contributed to an increased loan portfolio for four consecutive quarters. We also have continued to produce solid organic growth from our insurance operations, further validating our strategy to diversify our revenue. Finally, the completion of the acquisitions of Premier Bank of Brentwood and The Business Bank of Baton Rouge on the last day of 2004 positions us to leverage the substantial growth momentum evident in those markets."

Net Interest Revenue

Interest revenue for the fourth quarter of 2004 was $126.3 million, a slight increase from $126.2 million for the fourth quarter of 2003 and an increase of
1.4 percent from $124.5 million for the third quarter of 2004. Interest expense for the fourth quarter of 2004 was $42.6 million, a 6.1 percent increase from $40.1 million for the fourth quarter of 2003 and a 2.5 percent increase from $41.5 million for the third quarter of 2004.

The average taxable equivalent yield on earning assets was 5.25 percent for the fourth quarter of 2004, a decline from 5.39 percent for the fourth quarter of 2003 and an increase from 5.17 percent for the third quarter of 2004. The average rate paid on interest bearing liabilities was 2.07 percent for the fourth quarter of 2004, compared with 1.99 percent for both the fourth quarter of 2003 and the third quarter of 2004.

Net interest revenue was $83.7 million for the fourth quarter of 2004, a decrease of 2.8 percent from $86.1 million for the fourth quarter of 2003 and an increase of 0.9 percent from $83.0 million for the third quarter of 2004. Net interest margin declined to 3.51 percent for the fourth quarter of 2004 from
3.70 percent for the fourth quarter of 2003 and increased from 3.48 percent for the third quarter of 2004.

Patterson said, "As is evident from the comparable-quarter increase in average rates paid on liabilities and decline in average taxable equivalent yield on assets, we expect that our liability sensitivity to increasing interest rates will continue to pressure net interest margin during 2005.


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


However, the sequential-quarter improvement in net interest margin reflects our strong and effective focus on managing our mix of assets and liabilities through high quality, appropriately priced lending and careful pricing of liabilities."

Deposit and Loan Activity

Total assets increased 5.3 percent to $10.8 billion at December 31, 2004, from $10.3 billion at December 31, 2003. Total deposits rose 5.3 percent to $9.1 billion at December 31, 2004, from $8.6 billion at December 31, 2003. Loans, net of unearned discount, increased 9.7 percent to $6.8 billion at December 31, 2004, from $6.2 billion at December 31, 2003.

"The comparability of the 2004 year-end balances is affected by the consummation of the two bank acquisitions on December 31, 2004," remarked Patterson. "Our organic growth in loans, net of unearned discount, for the fourth quarter was
5.2 percent from the fourth quarter of 2003 and our organic growth in deposits was 2.3 percent, with low interest rate demand deposits increasing 6.8 percent and savings and other time deposits declining 1.2 percent. We are pleased that our rate of comparable-quarter organic loan growth has now increased for three consecutive quarters, even as we have again demonstrated through our increased Nashville and Baton Rouge presence our ability to complement our organic growth through strategic acquisitions."

Provision for Credit Losses and Allowance for Credit Losses

The provision for credit losses decreased 31.7 percent to $5.1 million for the fourth quarter of 2004 from $7.5 million for the fourth quarter of 2003 and increased 44.6 percent from $3.5 million for the third quarter of 2004. Annualized net charge-offs were 0.32 percent of average loans for the fourth quarter of 2004, compared to 0.38 percent for fourth quarter of 2003 and 0.25 percent for the third quarter of 2004.

Non-performing loans decreased 33.9 percent to $34.0 million, or 0.50 percent of loans, at December 31, 2004, from $51.4 million, or 0.83 percent of loans, at December 31, 2003, and decreased 7.3 percent from $36.7 million, or 0.56 percent of loans, at September 30, 2004. The allowance for credit losses was 1.34 percent of loans at December 31, 2004, compared with 1.48 percent of loans at December 31, 2003, and 1.38 percent of loans at September 30, 2004.

Patterson added, "We are very pleased with the improvements in credit quality throughout 2004 and with our positioning for 2005. Because of significant improvements in our nonperforming loans, we completed 2004 with an increase in reserve coverage of nonperforming loans to a multiple of 2.7 from 1.8 at the end of 2003 and 2.5 at the end of the third quarter of 2004, despite comparable-quarter reductions in the provision for credit losses for each quarter of the year. This performance at a time of steadily improving loan demand is a tribute to both our commitment to a culture of strong credit quality and the outstanding performance of the BancorpSouth team in strengthening this culture on a daily basis."

Noninterest Revenue

Noninterest revenue was $43.7 million for the fourth quarter of 2004, a 9.0 percent decrease from $48.1 million for the fourth quarter of 2003 and a 3.3 percent increase from $42.3 million


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


for the third quarter of 2004. As discussed above, these results include a $1.5 million net securities loss for the fourth quarter of 2004 compared with a $40,000 net securities gain for the fourth quarter of 2003. This loss primarily relates to an other-than-temporary non-cash, impairment charge for certain investments in Fannie Mae and Freddie Mac preferred stock. In addition, fourth quarter results reflect a reversal of a previously recorded charge for impairment of the Company's mortgage servicing asset related to a decline in mortgage interest rates of $305,000 for the fourth quarter of 2004 and $3.8 million for the fourth quarter of 2003.

"The continued growth in our insurance commissions during the fourth quarter has demonstrated our efforts to reduce our interest-rate spread dependence by diversifying our revenue through noninterest revenue products and services," said Patterson. "We are pleased with the 9.0 percent organic growth in insurance commissions for the fourth quarter of 2004. This growth helped offset the impact of the anticipated decline in mortgage originations for the fourth quarter to $125.2 million from $140.6 million for the fourth quarter of 2003. As a result of rising mortgage interest rates during 2004, mortgage originations for the full year declined to $575.9 million compared with the record $1.2 billion originated for 2003."

Noninterest Expense

Noninterest expense was $87.9 million for the fourth quarter of 2004, a 3.7 percent increase from $84.8 million for the fourth quarter of 2003 and a 3.5 percent increase from $85.0 million for the third quarter of 2004. Rising salaries and employee benefits related to growth in insurance commissions and increased occupancy costs related to the opening of new branch offices accounted for much of the increase.

Capital Management

BancorpSouth repurchased 41,900 shares of its common stock during the fourth quarter of 2004 under a stock repurchase plan authorized in April 2003 for the repurchase of up to 3.9 million shares. A total of 2,047,008 shares had been purchased under this plan at the end of the fourth quarter of 2004. Combined with the 8.3 million shares repurchased under earlier plans, BancorpSouth had repurchased approximately 10.3 million shares of its common stock as of December 31, 2004. BancorpSouth will continue to evaluate additional share repurchases under the April 2003 plan, which authorizes these repurchases during a two-year period expiring April 30, 2005.

Summary

Patterson concluded, "Although we enter 2005 facing near-term challenges related to enhancing our net interest margin, we are confident of the continuing potential of the BancorpSouth business model to produce consistent long-term profitable growth. We remain firmly committed to the key elements of this business model, which include providing community bank-style service, backed by sophisticated products and infrastructure; diversifying our revenue and creating stronger customer relationships through the growth of noninterest revenue products and services; adhering to conservative lending and credit policies designed to build strong credit quality; expanding in targeted growth markets either within or contiguous to our existing six state franchise; and pursuing selective acquisitions to complement our organic growth strategies.


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


In addition to building shareholder value through this business model, we have also consistently repurchased our stock under our repurchase authorizations over the last four years and, in October, we announced an increased level of cash dividends for the 21st consecutive year."

Conference Call

BancorpSouth will conduct a conference call with analysts at 1:30 p.m. (Central
Time) on January 25, 2005. Investors may listen via the Internet by accessing BancorpSouth's website at http://www.bancorpsouth.com. A replay of the conference call will be available at BancorpSouth's website for at least two weeks following the call.

Forward-Looking Statements

Certain statements contained in this news release may not be based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as "anticipate," "believe," "estimate," "expect," "may," "might," "will," "would," "could" or "intend." These forward-looking statements may include, without limitation, statements relating to interest rates, loan demand, loan and deposit growth, insurance commissions, demand deposits, products and infrastructure, allowance for credit losses, net interest margin, customer relationships, credit quality, noninterest revenue, expansion of products and services, expansion of markets and entry into new markets through growth and acquisitions, the economic environment, common stock repurchase plan, competitive position, long-term growth prospects and future growth and profitability.

We caution you not to place undue reliance on the forward-looking statements contained in this news release in that actual results could differ materially from those indicated in such forward-looking statements due to a variety of factors. These factors may include, but are not limited to, changes in economic conditions and government fiscal and monetary policies, fluctuations in prevailing interest rates and the ability of BancorpSouth to manage its assets and liabilities to limit exposure to changing interest rates, the ability of BancorpSouth to maintain credit quality, the ability of BancorpSouth to effectively integrate acquisitions, changes in laws and regulations affecting financial service companies in general, possible adverse rulings, judgments, settlements and other outcomes of pending litigation, the ability of BancorpSouth to compete with other financial services companies, the ability of BancorpSouth to provide and market competitive services and products, changes in BancorpSouth's operating or expansion strategy, the ability of BancorpSouth to diversify revenue, geographic concentration of BancorpSouth's assets, changes in growth potential in Baton Rouge, Louisiana and Brentwood, Tennessee markets, availability of and costs associated with obtaining adequate and timely sources of liquidity, the ability of BancorpSouth to manage its growth and effectively serve an expanding customer and market base, the ability of BancorpSouth to achieve profitable growth over the long-term, the ability of BancorpSouth to attract, train and retain qualified personnel, the ability of BancorpSouth to repurchase its common stock on favorable terms, the ability of BancorpSouth to identify and close potential acquisitions, changes in consumer preferences, other factors generally understood to affect the financial results of financial services companies, and other factors described from


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


time to time in BancorpSouth's filings with the Securities and Exchange Commission. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

BancorpSouth, Inc. is a financial holding company headquartered in Tupelo, Mississippi with approximately $10.8 billion in assets. BancorpSouth Bank, a wholly-owned subsidiary of BancorpSouth, Inc., operates approximately 250 commercial banking, insurance, trust and broker/dealer locations in Alabama, Arkansas, Louisiana, Mississippi, Tennessee and Texas.


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


BANCORPSOUTH, INC.
SELECTED FINANCIAL DATA


                                                               Three Months Ended          Twelve Months Ended
                                                                  December 31,                  December 31,
                                                        -----------------------------    ---------------------------
                                                           2004              2003           2004             2003
                                                        -----------      ------------    -----------     -----------

(Dollars in thousands, except per share amounts)
EARNINGS SUMMARY:
Net interest revenue                                     $    83,668     $    86,085     $   333,792     $   351,106
Provision for credit losses                                    5,104           7,472          17,485          25,130
Noninterest revenue                                           43,736          48,074         183,519         190,086
Noninterest expense                                           87,928          84,827         342,945         322,594
                                                         -----------     -----------     -----------     -----------
Income before income taxes                                    34,372          41,860         156,881         193,468
Income tax provision                                           9,778          12,990          46,261          62,334
                                                         -----------     -----------     -----------     -----------
Net income                                               $    24,594     $    28,870     $   110,620     $   131,134
                                                         ===========     ===========     ===========     ===========
Earning per share:  Basic                                $      0.32     $      0.37     $      1.44     $      1.69
                                                         ===========     ===========     ===========     ===========
               Diluted:                                  $      0.32     $      0.37     $      1.43     $      1.68
                                                         ===========     ===========     ===========     ===========


BALANCE SHEET DATA AT DECEMBER 31:
Total assets                                                                             $10,848,193     $10,305,035
Total earning assets                                                                       9,944,432       9,466,037
Loans and lease receivables, net of unearned discount                                      6,836,698       6,233,067
Allowance for credit losses                                                                   91,673          92,112
Total deposits                                                                             9,059,091       8,599,128
Common shareholders' equity                                                                  916,428         868,906
Book value per share                                                                           11.74           11.15

AVERAGE BALANCE SHEET DATA:
Total assets                                             $10,569,902     $10,213,475     $10,555,133     $10,236,772
Total earning assets                                       9,744,155       9,471,363       9,750,548       9,517,008
Loans and lease receivables, net of unearned discount      6,527,002       6,200,368       6,387,656       6,276,805
Total deposits                                             8,851,405       8,495,008       8,816,520       8,533,115
Common shareholders' equity                                  879,434         859,823         873,264         845,899

NON-PERFORMING ASSETS AT DECEMBER 31:
Non-accrual loans                                                                        $    12,335     $    18,139
Loans 90+ days past due                                                                       19,554          30,634
Restructured loans                                                                             2,122           2,659
Other real estate owned                                                                       14,741          14,952

Net charge-offs as a percentage
     of average loans (annualized)                              0.32%           0.38%           0.31%           0.33%

PERFORMANCE RATIOS (ANNUALIZED)
Return on average assets                                        0.93%           1.12%           1.05%           1.28%
Return on common equity                                        11.13%          13.32%          12.67%          15.50%

Net interest margin                                             3.51%           3.70%           3.52%           3.80%

Average shares outstanding - diluted                      76,966,334      78,368,591      77,378,136      78,163,647



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


                               BANCORPSOUTH, INC.
                       CONSOLIDATED STATEMENT OF CONDITION
                                   (UNAUDITED)


                                                           December 31,
                                                   ----------------------------           %
                                                     2004              2003             Change
                                                  ------------     ------------      -----------
                                                               (In thousands)

Assets
Cash and due from banks                           $    315,849     $    369,699        (14.57%)
Interest bearing deposits with other banks               6,687            9,327        (28.30%)
Held-to-maturity securities, at amortized cost       1,274,920        1,091,991         16.75%
Available-for-sale securities, at fair value         1,681,729        1,989,690        (15.48%)
Trading securities, at fair value                       31,758               --          N/A
Federal funds sold and securities
     purchased under agreement to resell                27,414           67,293        (59.26%)
Loans                                                6,865,044        6,267,257          9.54%
  Less:  Unearned discount                             (28,346)         (34,190)       (17.09%)
         Allowance for credit losses                   (91,673)         (92,112)        (0.48%)
                                                  ------------     ------------
Net loans                                            6,745,025        6,140,955          9.84%
Loans held for sale                                     85,225           74,669         14.14%
Premises and equipment, net                            228,524          212,216          7.68%
Accrued interest receivable                             66,471           75,914        (12.44%)
Goodwill                                               109,719           59,671         83.87%
Other assets                                           274,872          213,610         28.68%
                                                  ------------     ------------
    Total Assets                                  $ 10,848,193     $ 10,305,035          5.27%
                                                  ============     ============
Liabilities
Deposits:
  Demand:  Noninterest bearing                    $  1,442,067     $  1,286,607         12.08%
           Interest bearing                          2,754,535        2,524,159          9.13%
  Savings                                              762,989          779,298         (2.09%)
  Other time                                         4,099,500        4,009,064          2.26%
                                                  ------------     ------------
Total deposits                                       9,059,091        8,599,128          5.35%
Federal funds purchased and
    securities sold under agreement
    to repurchase                                      455,908          437,014          4.32%
Short term borrowings                                   12,500               --         N/A
Accrued interest payable                                17,939           17,140          4.66%
Junior Subordinated Debt Securities                    138,145          128,866          7.20%
Long-term debt                                         141,094          138,498          1.87%
Other liabilities                                      107,088          115,483         (7.27%)
                                                  ------------     ------------
Total Liabilities                                    9,931,765        9,436,129          5.25%
Shareholders' Equity
Common stock                                           195,095          194,817          0.14%
Capital surplus                                         81,122           43,344         87.16%
Other comprehensive income                                (802)          14,298       (105.61%)
Retained earnings                                      641,013          616,447          3.99%
                                                  ------------     ------------
Total Shareholders' Equity                             916,428          868,906          5.47%
                                                  ------------     ------------
Total Liabilities & Shareholders' Equity          $ 10,848,193     $ 10,305,035          5.27%
                                                  ============     ============




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


                               BancorpSouth, Inc.
                        Consolidated Statements of Income
                  (Dollars in thousands, except per share data)
                                   (Unaudited)


                                                                   Quarter Ended                                  Year To Date
                                         ----------------------------------------------------------------   ------------------------
                                         Dec 2004      Sep 2004     Jun 2004      Mar 2004      Dec 2003     Dec 2004      Dec 2003
                                         --------      --------     --------      ---------     ---------    ---------     ---------
INTEREST REVENUE:
Loans                                    $  96,666     $  93,759     $  91,358    $  92,250     $  94,822    $ 374,033     $ 400,029
Deposits with other banks                      135           102           288          128            96          653           347
Federal funds sold and securities
   purchased under agreement to resell         272           111           115          697           772        1,195         6,588
Held-to-maturity securities:
    Taxable                                 10,812        12,020        12,791       10,112         9,831       45,734        46,320
    Tax-exempt                               1,621         1,693         1,694        1,796         1,860        6,804         8,096
Available-for-sale securities:
    Taxable                                 14,516        14,691        15,309       15,688        16,108       60,204        54,426
    Tax-exempt                               1,584         1,613         1,650        1,759         1,878        6,605         7,871
Loans held for sale                            649           517           478          756           856        2,401         3,234
                                         ---------     ---------     ---------    ---------     ---------    ---------     ---------
        Total interest revenue             126,255       124,506       123,683      123,186       126,223      497,629       526,911
                                         ---------     ---------     ---------    ---------     ---------    ---------     ---------

INTEREST EXPENSE:
Deposits                                    36,103        35,198        33,915       33,918        33,929      139,133       149,022
Fed funds purchased and securities sold
   under agreement to repurchase             1,726         1,336         1,101        1,063         1,551        5,226         8,114
Other                                        4,758         5,014         4,983        4,723         4,658       19,478        18,669
                                         ---------     ---------     ---------    ---------     ---------    ---------     ---------
        Total interest expense              42,587        41,548        39,999       39,704        40,138      163,837       175,805
                                         ---------     ---------     ---------    ---------     ---------    ---------     ---------

        Net interest revenue                83,668        82,958        83,684       83,482        86,085      333,792       351,106
  Provision for credit losses                5,104         3,530         4,835        4,015         7,472       17,485        25,130
                                         ---------     ---------     ---------    ---------     ---------    ---------     ---------
        Net interest revenue, after
          provision for credit losses       78,564        79,428        78,849       79,467        78,613      316,307       325,976
                                         ---------     ---------     ---------    ---------     ---------    ---------     ---------

NONINTEREST REVENUE:
Mortgage lending                             2,041          (672)       11,365       (1,141)        6,441       11,593        23,252
Service charges                             15,533        15,965        16,057       14,318        15,882       61,873        61,899
Life insurance premiums                        328           397           478          562           657        1,765         3,255
Trust income                                 2,111         2,059         1,842        1,686         2,138        7,698         7,214
Security gains, net                         (1,484)          146            59          618            40         (661)       13,837
Insurance commissions                       14,282        14,366        13,232       14,458        13,101       56,338        39,749
Other                                       10,925        10,066         8,383       15,539         9,815       44,913        40,880
                                         ---------     ---------     ---------    ---------     ---------    ---------     ---------
        Total noninterest revenue           43,736        42,327        51,416       46,040        48,074      183,519       190,086
                                         ---------     ---------     ---------    ---------     ---------    ---------     ---------

NONINTEREST EXPENSES:
Salaries and employee benefits              50,852        49,176        48,628       50,036        47,633      198,692       181,810
Occupancy, net of rental income              6,649         6,264         6,084        5,956         5,853       24,953        22,973
Equipment                                    5,329         5,390         5,636        5,460         5,569       21,815        23,411
Telecommunications                           1,704         1,667         1,825        1,838         1,874        7,033         7,477
Other                                       23,394        22,483        21,858       22,716        23,898       90,452        86,923
                                         ---------     ---------     ---------    ---------     ---------    ---------     ---------
        Total noninterest expenses          87,928        84,980        84,031       86,006        84,827      342,945       322,594
                                         ---------     ---------     ---------    ---------     ---------    ---------     ---------
        Income before income taxes          34,372        36,775        46,234       39,501        41,860      156,881       193,468
Income tax expense                           9,778         9,187        14,961       12,336        12,990       46,261        62,334
                                         ---------     ---------     ---------    ---------     ---------    ---------     ---------
        Net income                       $  24,594     $  27,588     $  31,273    $  27,165     $  28,870    $ 110,620     $ 131,134
                                         =========     =========     =========    =========     =========    =========     =========

Net income per share: Basic              $    0.32     $    0.36     $    0.41    $    0.35     $    0.37    $    1.44     $    1.69
                                         =========     =========     =========    =========     =========    =========     =========
                      Diluted            $    0.32     $    0.36     $    0.40    $    0.35     $    0.37    $    1.43     $    1.68
                                         =========     =========     =========    =========     =========    =========     =========




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                               BancorpSouth, Inc.
                 Average Balances, Interest Income and Expense,
                          and Average Yields and Rates
                             (Dollars in thousands)
                                   (Unaudited)

                                                          Quarter Ended
                                                         December 31, 2004
                                            --------------------------------------
                                               Average                      Yield/
(Taxable equivalent basis)                     Balance         Interest      Rate
                                               -------         --------      ----
ASSETS
Loans net of unearned income                $  6,602,776       $ 97,859      5.90%
Held-to-maturity securities:
  Taxable                                      1,209,803         10,812      3.56%
  Tax-exempt                                     141,927          2,494      6.99%
Available-for-sale securities:
  Taxable                                      1,585,934         14,508      3.64%
  Tax-exempt                                     144,340          2,436      6.71%
Short-term investments                            59,375            408      2.80%
                                            ------------       --------
  Total interest earning
    assets and revenue                         9,744,155        128,517      5.25%
Other assets                                     915,620
Less:  Allowance for credit losses               (89,873)
                                            ------------
    Total                                   $ 10,569,902
                                            ============

LIABILITIES AND
SHAREHOLDERS' EQUITY
Deposits:
  Demand - interest bearing                 $  2,660,417       $  6,564      0.98%
  Savings                                        773,506          1,465      0.76%
  Other time                                   4,049,843         28,074      2.76%
Short-term borrowings                            448,600          1,836      1.63%
Junior subordinated debt                         128,866          2,626      8.11%
Long-term debt                                   135,587          2,022      5.93%
                                            ------------       --------
  Total interest bearing
    liabilities and expense                    8,196,819         42,587      2.07%
Demand deposits -
  noninterest bearing                          1,367,639
Other liabilities                                126,010
                                            ------------
  Total liabilities                            9,690,468
Shareholders' equity                             879,434
                                            ------------
  Total                                     $ 10,569,902
                                            ============       --------
Net interest revenue                                           $ 85,930
                                                               ========
Net interest margin                                                          3.51%
Net interest rate spread                                                     3.18%
Interest bearing liabilities to
   interest earning assets                                                  84.12%

Net interest tax equivalent adjustment                         $  2,261



                                    - MORE -

                               BancorpSouth, Inc.
                 Average Balances, Interest Income and Expense,
                          and Average Yields and Rates
                             (Dollars in thousands)
                                   (Unaudited)


                                                       Quarter Ended
                                                      December 31, 2003
                                          ----------------------------------------
                                             Average                        Yield/
(Taxable equivalent basis)                   Balance         Interest        Rate
                                             -------         --------        ----
ASSETS
Loans net of unearned income              $  6,272,715        $ 96,018       6.07%
Held-to-maturity securities:
  Taxable                                      889,669           9,831       4.38%
  Tax-exempt                                   154,458           2,861       7.35%
Available-for-sale securities:
  Taxable                                    1,813,225          16,108       3.52%
  Tax-exempt                                   185,682           2,889       6.17%
Short-term investments                         155,614             868       2.21%
                                          ------------        --------
  Total interest earning
    assets and revenue                       9,471,363         128,575       5.39%
Other assets                                   833,404
Less:  Allowance for credit losses             (91,292)
                                          ------------
    Total                                 $ 10,213,475
                                          ============

LIABILITIES AND
SHAREHOLDERS' EQUITY
Deposits:
  Demand - interest bearing               $  2,477,156        $  5,168       0.83%
  Savings                                      784,774           1,405       0.71%
  Other time                                 4,003,151          27,355       2.71%
Short-term borrowings                          472,366           1,592       1.34%
Junior subordinated debt                       125,042           2,547       8.15%
Long-term debt                                 138,608           2,070       5.92%
                                          ------------        --------
  Total interest bearing
    liabilities and expense                  8,001,097          40,137       1.99%
Demand deposits -
  noninterest bearing                        1,229,927
Other liabilities                              122,628
                                          ------------
  Total liabilities                          9,353,652
Shareholders' equity                           859,823
                                          ------------
  Total                                   $ 10,213,475
                                          ============        --------
Net interest revenue                                          $ 88,438
                                                              ========
Net interest margin                                                          3.70%
Net interest rate spread                                                     3.40%
Interest bearing liabilities to
   interest earning assets                                                  84.48%

Net interest tax equivalent adjustment                        $  2,353



                                    - MORE -

                               BancorpSouth, Inc.
                 Average Balances, Interest Income and Expense,
                          and Average Yields and Rates
                             (Dollars in thousands)
                                   (Unaudited)


                                                         Year To Date
                                                       December 31, 2004
                                         ----------------------------------------
                                            Average                        Yield/
(Taxable equivalent basis)                  Balance          Interest       Rate
                                            -------          --------       ----
ASSETS
Loans net of unearned income              $  6,451,061      $ 378,546       5.87%
Held-to-maturity securities:
  Taxable                                    1,213,525         45,735       3.77%
  Tax-exempt                                   146,103         10,466       7.16%
Available-for-sale securities:
  Taxable                                    1,665,605         60,192       3.61%
  Tax-exempt                                   152,018         10,162       6.69%
Short-term investments                         122,236          1,849       1.51%
                                          ------------      ---------
  Total interest earning
    assets and revenue                       9,750,548        506,950       5.20%
Other assets                                   895,873
Less:  Allowance for credit losses             (91,288)
                                          ------------
    Total                                 $ 10,555,133
                                          ============

LIABILITIES AND
SHAREHOLDERS' EQUITY
Deposits:
  Demand - interest bearing               $  2,673,026      $  24,193       0.91%
  Savings                                      782,031          5,659       0.72%
  Other time                                 4,063,173        109,282       2.69%
Short-term borrowings                          479,129          6,003       1.25%
Junior subordinated debt                       128,866         10,503       8.15%
Long-term debt                                 137,354          8,197       5.97%
                                          ------------      ---------
  Total interest bearing
    liabilities and expense                  8,263,579        163,837       1.98%
Demand deposits -
  noninterest bearing                        1,298,290
Other liabilities                              120,000
                                          ------------
  Total liabilities                          9,681,869
Shareholders' equity                           873,264
                                          ------------
  Total                                   $ 10,555,133
                                          ============      ---------
Net interest revenue                                        $ 343,113
                                                            =========
Net interest margin                                                         3.52%
Net interest rate spread                                                    3.22%
Interest bearing liabilities to
   interest earning assets                                                 84.75%

Net interest tax equivalent adjustment                        $ 9,321


                                    - MORE -


                               BancorpSouth, Inc.
                 Average Balances, Interest Income and Expense,
                          and Average Yields and Rates
                             (Dollars in thousands)
                                   (Unaudited)


                                                            Year to Date
                                                          December 31, 2003
                                            --------------------------------------
                                               Average                      Yield/
(Taxable equivalent basis)                     Balance        Interest       Rate
                                               -------        --------       ----
ASSETS
Loans net of unearned income                $  6,342,430      $ 404,734      6.38%
Held-to-maturity securities:
  Taxable                                      1,130,833         46,319      4.10%
  Tax-exempt                                     164,762         12,455      7.56%
Available-for-sale securities:
  Taxable                                      1,412,151         54,426      3.85%
  Tax-exempt                                     191,589         12,108      6.32%
Short-term investments                           275,243          6,935      2.52%
                                            ------------      ---------
  Total interest earning
    assets and revenue                         9,517,008        536,977      5.64%
Other assets                                     810,463
Less:  Allowance for credit losses               (90,699)
                                            ------------
    Total                                   $ 10,236,772
                                            ============

LIABILITIES AND
SHAREHOLDERS' EQUITY
Deposits:
  Demand - interest bearing                 $  2,478,188      $  24,186      0.98%
  Savings                                        799,861          7,074      0.88%
  Other time                                   4,074,487        117,761      2.89%
Short-term borrowings                            475,391          8,290      1.74%
Junior subordinated debt                         125,011         10,188      8.15%
Long-term debt                                   139,082          8,306      5.97%
                                            ------------      ---------
  Total interest bearing
    liabilities and expense                    8,092,020        175,805      2.17%
Demand deposits -
  noninterest bearing                          1,180,579
Other liabilities                                118,274
                                            ------------
  Total liabilities                            9,390,873
Shareholders' equity                             845,899
                                            ------------
  Total                                     $ 10,236,772
                                            ============      ---------
Net interest revenue                                          $ 361,172
                                                              =========
Net interest margin                                                          3.80%
Net interest rate spread                                                     3.47%
Interest bearing liabilities to
   interest earning assets                                                  85.03%

Net interest tax equivalent adjustment                         $ 10,066



                                     - END -